UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 5, 2018

CODORUS VALLEY BANCORP, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2018, Codorus Valley Bancorp, Inc. (the “Corporation”) and its wholly-owned subsidiary, PeoplesBank, a Codorus Valley Company (the “Bank”), terminated the employment of A. Dwight Utz, Executive Vice President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of the Bank, without Cause in accordance with Section 7(a) of his employment agreement, which was described in the Corporation’s Current Report on Form 8-K filed on September 22, 2015 and was attached as Exhibit 10.1 thereto. In connection with the termination of employment, the Bank will compensate Mr. Utz in accordance with Section 7(a) of his employment agreement. As required by Section 3(f) of the employment agreement, Mr. Utz also resigned as a director of the Bank effective as of February 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: February 7, 2018	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief
Executive Officer